Exhibit 10.40
RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
MEDLINE INC.
2025 OMNIBUS INCENTIVE PLAN
(RSU Grant – Directors)
Medline Inc., a Delaware corporation (the “Company”), pursuant to the Medline Inc. 2025 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), hereby grants to the Participant the number of Restricted Stock Units (“RSUs”) set forth below. The RSUs are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto) (the “RSU Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:
Date of Grant:
Number of RSUs:
Vesting Schedule:    Provided that the Participant has not undergone a Termination at the time of the applicable vesting date, but subject to Section 4 of the RSU Agreement, 100% of the RSUs will vest on the earlier of (i) the first anniversary of the Date of Grant, and (ii) the Company’s next annual meeting of stockholders following the Date of Grant set forth above.

Settlement:    Any RSUs that become vested pursuant to the Vesting Schedule will be settled in accordance with Section 3 of the RSU Agreement.

    *    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RSU GRANT NOTICE, THE RSU AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RSUS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RSU GRANT NOTICE, THE RSU AGREEMENT AND THE PLAN.
MEDLINE INC.                PARTICIPANT

________________________________        ________________________________
By:
Title:

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
MEDLINE INC.
2025 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “RSU Grant Notice”) delivered to the Participant, and subject to the terms and conditions of this RSU Agreement and the Medline Inc. 2025 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), Medline Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of RSUs. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of RSUs provided in the RSU Grant Notice (with each RSU representing an unfunded, unsecured right to receive one share of Common Stock upon the vesting of such RSU). The Company may make one or more additional grants of RSUs to the Participant under this RSU Agreement by providing the Participant with a new RSU Grant Notice, which may also include any terms and conditions differing from this RSU Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional RSUs hereunder and makes no implied promise to grant additional RSUs.
2.Vesting. Subject to the terms and conditions contained herein and in the Plan, the RSUs shall vest and the restrictions on the RSUs shall lapse as set forth in the RSU Grant Notice. With respect to any RSU, the period of time that such RSU remains subject to vesting shall be its “Restricted Period.”
3.Settlement of RSUs. Subject to the proviso in Section 9(d)(ii) of the Plan, within 75 days following the date on which the Restricted Period lapses with respect to an RSU, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding RSU.
4.Treatment of RSUs Upon Termination.
(a)Unless otherwise determined by the Committee:
(i)in the event of the Participant’s Termination due to death or Disability, all then-outstanding RSUs (or substitute equity or consideration of purchase or its Affiliates, as applicable) shall vest upon the Participant’s Termination and shall be settled as set forth in Section 3 of the RSU Agreement; and
(ii)in the event of the Participant’s Termination for any reason other than as set forth in Section 4(a)(i), all vesting with respect to the RSUs shall cease and all unvested RSUs shall be forfeited to the Company by the Participant for no consideration (and without any further action by the Company) as of the date of such Termination.
(b)In the event of (i) the Participant’s Termination by the Company for Cause, or (ii) the Participant’s voluntary resignation when grounds for Cause exist, unvested RSUs and all vested RSUs that have not been settled in shares of Common Stock pursuant to Section 3 of this RSU Agreement shall be forfeited to the Company by the Participant for no consideration (and without any further action by the Company) as of the date of such Termination.

5.Company; Participant.
(a)The term “Company” as used in this RSU Agreement with reference to employment or service shall include the Board, the Company and its Subsidiaries.
(b)Whenever the word “Participant” is used in any provision of this RSU Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the RSUs may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
6.Non-Transferability. The RSUs are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the RSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the RSUs shall terminate and become of no further effect.
7.Rights as Stockholder. The Participant or a Permitted Transferee of the RSUs shall have no rights as a stockholder with respect to any share of Common Stock underlying an RSU unless and until the Participant shall have become the holder of record or the beneficial owner of such shares of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8.Dividend Equivalents. The RSUs shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock), which shall accrue in cash without interest and shall be delivered in cash. Accumulated dividend equivalents shall be payable at such time as the underlying RSUs to which such dividend equivalents relate are settled in accordance with Section 3 of this RSU Agreement. For the avoidance of doubt, dividend equivalents accrued in respect of RSUs shall only be paid to the extent the underlying RSU vests and is settled. To the extent that any RSUs are forfeited and not vested and settled, the Participant shall have no right to dividend equivalent payments in respect of such forfeited and unvested RSUs.
9.Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant acknowledges and agrees that to the extent consistent with applicable law and the Participant’s status as an independent consultant for U.S. federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any other state or federal laws, and the Participant hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the grant of RSUs.
10.Notice. Every notice or other communication relating to this RSU Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Corporate Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address reflected in the Company’s records. Notwithstanding the above, all notices and communications between the

Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
11.No Right to Continued Service. This RSU Agreement does not confer upon the Participant any right to continue as a director or other service provider to the Company.
12.Binding Effect. This RSU Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13.Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this RSU Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver
14.Clawback/Forfeiture. In the event of the Participant’s Termination by the Company or its Affiliates for Cause, or if the Company discovers within one year after a Termination that grounds for a Termination for Cause existed at the time of such Termination then, in each case, the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within 10 business days after the Company’s request to the Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) that the Participant received upon the sale or other disposition of, or distributions in respect of, the RSUs issued hereunder (including any shares of Common Stock issued upon settlement of any such RSU). Any reference in this RSU Agreement to grounds existing for a Termination for Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to a finding of, or Termination for, Cause.
15.Governing Law. This RSU Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this RSU Agreement, the RSU Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this RSU Agreement, the RSU Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
16.Section 409A of the Code. It is intended that the RSUs granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder, and shall be interpreted consistent with such intent.
17.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this RSU Agreement (including the RSU Grant Notice), the Plan shall govern and control.
18.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Entire Agreement. This RSU Agreement (including, without limitation, all exhibits and appendices attached hereto), the RSU Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.
4